Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2013 relating to the carve-out combined financial statements of Wells Real Estate Advisory Services II, LLC and Wells Real Estate Services, LLC as of and for the years ended December 31, 2012 and 2011, which appear in Columbia Property Trust's Annual Report on Form 10-K as Exhibit 99.3 for the year ended December 31, 2012.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
May 7, 2013